UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2021

Camber Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-32508	20-2660243
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15915 Katy Freeway, Suite 450, Houston, Texas, 77094

(Address of principal executive offices)

(281) 404-4387

(Registrant’s telephone number, including area code)

_____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	CEI	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 8, 2021, the Company filed with the Secretary of State of Nevada a fifth amended and restated designation regarding its Series C Convertible Preferred Stock (the “Fifth Amended and Restated Designation”), which amended the Designations to provide that holders of the Series C Preferred Shares are permitted to vote together with holders of common stock on all matters other than election of directors and shareholder proposals, on an as-if converted basis but subject to the beneficial ownership limitation in the Designations. The Company was obligated to make the aforementioned amendment pursuant to the terms of the agreement the Company signed with certain holders of the Series C Preferred Stock on or about October 9, 2021, which was disclosed by the Company in its Current Report on Form 8-K filed with the Securities and Exchange Commission on October 13, 2021.

The foregoing description of the Fifth Amended and Restated Designation, and its contents are qualified in their entirety by the full text of the Certificate of Amendment, which is filed as Exhibit 3.1 to, and incorporated by reference in, this report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to Designation of Series C Preferred Stock, dated November 8, 2021
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMBER ENERGY, INC.

Date: November 12, 2021	By:	/s/ James A. Doris
	Name:	James A. Doris
	Title:	Chief Executive Officer

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